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Exhibit 10.8

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT (this “Amendment”), dated as of March 14, 2019, to the Credit Agreement dated as of February 20, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and Cortland Capital Market Services LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to the Credit Agreement;

WHEREAS, the Borrower and the Lenders party hereto wish to make certain amendments to the Credit Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, which include all Loan Parties as of the date hereof, agree as follows:

SECTION 1.    DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2.    AMENDMENT. With effect as of the Effective Date, Section 1.01 of the Credit Agreement is hereby amended by replacing the date “March 14, 2019” in the definition of “Maturity Date” therein with “March 15, 2019”.

SECTION 3.    CONDITIONS PRECEDENT. This Amendment shall become effective as of the date (the “Effective Date”) of the satisfaction or waiver of each of the conditions precedent set forth in this Section 3.

(a)        Execution and Delivery. The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) each Loan Party, (ii) all Lenders, and (iii) the Administrative Agent.

(b)        No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c)        Representations and Warranties. As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 shall be true and correct in all material respects (and, with respect to any representations and warranties that are qualified by materiality or reference to a “Material Adverse Effect” or contain a similar materiality qualification, in all respects).

The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that, as of the Effective Date, the conditions specified in clauses (b) and (c) above are satisfied. For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has

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signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3.

SECTION 4.    REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders party hereto and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders party hereto and the Administrative Agent that (a) this Amendment has been duly authorized by all necessary organizational actions and, if required, actions by equity holders of the Borrower, (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (c) this Amendment will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries.

SECTION 5.    CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Amendment.

SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Lender prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 8.    ENTIRE AGREEMENT. This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 9.    RELEASE. Each of the Loan Parties (on behalf of itself and its Subsidiaries) for itself and for its successors in title and assignees and, to the extent the same is claimed by right of,

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through or under any of the Loan Parties, for its past, present and future employees, agents, representatives (other than legal representatives), officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, each of the Lenders and each of the other Secured Parties in their respective capacities as such under the Loan Documents, and the Agent’s, each Lender’s and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Agent, each of the Lenders and each of the other Secured Parties or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, or (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing or heretofore existing against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof, directly or indirectly arising out of, connected with or relating to this Amendment, the Credit Agreement or any other Loan Document and the transactions contemplated hereby or thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”); provided, that, no Releasing Party shall have any obligation with respect to Claims to the extent such Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of any Releasee. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9. The Borrower and the other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Parties pursuant to this Section 9. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Releasee as a result of such violation. Each of the Releasing Parties hereby acknowledges that this release constitutes a material inducement to enter into

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this Amendment, that each Releasee has already relied on this release in entering into this Amendment, and that each Releasee will continue to rely on this release in its related future dealings. Each of the Releasing Parties hereby further warrants and represents that it has reviewed the terms of this Section 9 with its legal counsel and that it knowingly and voluntarily enters into the release contained in this Section 9 following consultation with legal counsel. This release is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 9 and executed by each of the parties hereto).

SECTION 10.    LOAN DOCUMENT. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 11.    COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 12.    HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 13.    LOAN PARTY ACKNOWLEDGMENTS

13.1        Each Loan Party hereby (i) expressly acknowledges the terms of the Credit Agreement as amended by the Amendment, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) to which it is a party, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) agrees that each Security Document secures all Obligations of the Loan Parties in accordance with the terms thereof and (v) further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

13.2        Each Loan Party hereby reaffirms, as of the Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee and Collateral Agreement and its grant of Liens on the Collateral to secure the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

HORIZON GLOBAL CORPORATION, as the Borrower

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

[Signature Page to Third Amendment]

HORIZON GLOBAL COMPANY LLC

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

HORIZON GLOBAL AMERICAS INC.

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance:

HORIZON INTERNATIONAL HOLDINGS LLC

By:	/s/ Brian Whittman
Name: Brian Whittman
Title: Vice President, Finance

[Signature Page to Third Amendment]

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

[Signature Page to Third Amendment]

KCOF Management VIII, L.L.C., as a Lender

By:	/s/ Albert Scheer
Name: Albert Scheer
Title: Vice President

[Signature Page to Third Amendment]

BTC Holdings Fund I, LLC, By: Blue Torch Credit Opportunities Fund I LP, its sole member By: Blue Torch Credit Opportunities GP LLC, its general partner,

as a Lender

By: /s/ Kevin Genda
Kevin Genda
Authorized Signatory

[Signature Page to Third Amendment]

SENIOR DEBT PORTFOLIO
By: Boston Management and Research as Investment Advisor

as a Lender

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

[Signature Page to Third Amendment]

One Eleven Funding I, Ltd.
One Eleven Funding II, Ltd. By: Credit Suisse Asset Management, LLC, as portfolio manager,

as Lenders

By:	/s/ John M. Ladigoski
Name: John M. Ladigoski
Title: Authorized Signatory

[Signature Page to Third Amendment]